EXHIBIT 10.17



                      SECOND AMENDMENT TO COMMERCIAL LEASE

          FOR VALUABLE CONSIDERATION, the adequacy and receipt of which is hereby acknowledged, that certain Commercial Lease dated May 17, 1996 ("Lease") entered into by and between the William S. Pine and Lisa Pine Trust u/d/t January 21, 1982 ("Landlord") and Disc Graphics, Inc. ("Tenant"), as amended by that certain First Amendment to Commercial Lease dated March 18, 1998 ("First Amendment"), is hereby amended in the following particulars only:

          1. Pursuant to Paragraph 1.2 of the Lease, Tenant hereby exercises its Renewal Option to extend the term of the Lease for one (1) year, thereby extending the term of the Lease to May 18, 2001.

          2. Commencing with the basic monthly rental payment due on June 1, 2000, and continuing each month thereafter of the term of the Lease, the basic monthly rental payment shall be increased from $18,405.33 to $22,405.33. Said monthly rental payment increase shall be in lieu of the rental adjustment to be made as of June 1, 2000 pursuant to Section 3.2 of the Lease. For the avoidance of doubt, the basic monthly rental payment due on June 1, 2000 and each month thereafter of the term of the Lease shall remain subject to the terms and conditions of the Rental Abatement provided for in Paragraph 2 of the First Amendment.

          3. On or after June 1, 2000 and provided that Tenant is not then in default under the Lease, Tenant shall have the option to effectuate an early termination of the Lease ("Termination Option"). If Tenant elects to exercise the Termination Option, same shall be exercised by Tenant giving written notice of exercise of the Termination Option to Landlord at least six (6) months prior to the requested termination date.

          4. Except as otherwise provided for herein, the terms of the Lease, as amended by the First Amendment, shall remain in full force and effect.

          5. This Second Amendment to Commercial Lease may be executed by the parties exchanging facsimile signed counterparts of same.

         IN WITNESS WHEREOF, this Second Amendment to Commercial Lease is executed as of the set forth hereinbelow.

Dated: February 16, 2000                   "Landlord"

                                            THE WILLIAM S. PINE AND LISA PINE
                                            TRUST u/d/t January 21, 1982


                                            By: /s/ William S. Pine
                                            -----------------------
                                             WILLIAM S. PINE, Trustee



                                            By: /s/ Lisa Pina
                                            -----------------
                                            LISA PINE, Trustee


                                        (Signatures continued on next page)

Dated: February 16, 2000                    "Tenant"

                                            DISC GRAPHICS, INC.


                                            By: /s/ Donald S. Sinkin
                                            ------------------------
                                            DONALD SINKIN, President